Exhibit 23

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNT

     I consent to the incorporation by reference in the Registration Statements Nos. 333-68214, 333-56816 and 333-43174 on Form S-8 of DutchFork Bancshares, Inc. of our report dated October 31, 2002 and 2001, and the related consolidated statements on income, comprehensive operations, changes in stockholders' equity and cash flows for the years the ended.

                                              /s/ Clifton D. Bodiford
                                              ----------------------------------
                                              Clifton D. Bodiford, CPA


Columbia, South Carolina
June 2, 2003